UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
____________________________________________________
FORM 8-K
___________________________________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

February 6, 2017 (February 1, 2017)
Date of report (Date of earliest event reported)

ALIGN TECHNOLOGY, INC.
_______________________________________________________________
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

0-32259	94-3267295
(Commission File Number)	(IRS Employer Identification No.)

2560 Orchard Parkway, San Jose, California	95131
(Address of Principal Executive Offices)	(Zip Code)
(408) 470-1000
(Registrant’s Telephone Number, Including Area Code)
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) On February 1, 2017, the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”) authorized the payment of the annual incentive awards (cash bonuses) to the Company’s executive officers. On February 2, 2017, the Board of Directors approved the recommendation of the Compensation Committee with respect to the payment of an annual incentive award to the Company’s current and former Chief Executive Officer. The table below sets forth the annual incentive awards for the Company’s current named executive officers:

Name	Annual Cash Incentive Award (in thousands)
Joseph M. Hogan President, Chief Executive Officer	$2,930.0
John F. Morici * Chief Financial Officer	$67.7
Roger E. George Vice President, Legal Affairs and General Counsel	$466.2
Zelko Relic Vice President, Research and Development	$454.1
Raphael S. Pascaud Chief Marketing Portfolio and Business Development Officer, and Vice President iTero Scanner and Services	$427.4
David L. White * Chief Financial Officer	$529.1
*The Annual Cash Incentive Award for Mr. Morici was pro rated based on the number of days he was employed by Align in 2016. Mr. White announced his retirement in November 2017 and his tenure as our CFO ended on November 10, 2016. His employment with the Company will terminate February 28, 2017. Mr. White's salary for 2017 remained unchanged from 2016.

In addition, an increase to the annual base salaries of the Company’s executive officers was also approved. The table below sets forth the annual base salary levels for 2017 for the Company’s current named executive officers:

Name	Salary (in thousands)
Joseph M. Hogan President, Chief Executive Officer	$1,000
John F. Morici Chief Financial Officer	$428
Roger E. George Vice President, Legal Affairs and General Counsel	$410
Zelko Relic Vice President, Research and Development	$400
Raphael S. Pascaud Chief Marketing Portfolio and Business Development Officer, and Vice President iTero Scanner and Services	$395

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	February 6, 2017	ALIGN TECHNOLOGY, INC.

By: /s/ Roger E. George
Roger E. George
Vice President, Corporate and Legal Affairs and General Counsel